UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

STARTEK, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Cook Street Suite 400, Denver, Colorado	80206
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 399-2400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment

On December 21, 2006, StarTek USA Inc. (“StarTek”) and Cingular Wireless LLC (“Cingular”) amended Section 4 of the Call Center Services Statement of Work dated April 1, 2004 (“Call Center SOW”), previously entered into by these aforementioned parties.  The amendment effectively extends the term of the Call Center SOW such that it will end on March 30, 2007.  The amendment will be effective as of January 1, 2007.  This Amendment pertains to services provided by StarTek to Cingular that are not covered by the Business End User Statement of Work, described below.

Statement of Work and Master Services Agreement

On December 21, 2006, StarTek and Cingular signed a Statement of Work under which StarTek will provide specified services to Cingular’s Business End User Care program (“Business End User Care SOW”).  Cingular will pay StarTek fees based on usage and other customary fees for the services provided under the provisions of the Business End User Care SOW.  In addition, StarTek is subject to certain penalties or bonuses based on the level to which StarTek meets key performance criteria, as stipulated in the Business End User Care SOW.

The term of the Business End User Care SOW commenced on November 30, 2006 (the effective date) and continues until midnight on November 30, 2008.  The Business End User Care SOW may be cancelled by Cingular for convenience with at least ninety days prior written notice.

This Statement of Work is governed by a Master Services Agreement (“MSA”), which was effective on October 1, 2006.  The MSA assigns no rights or obligations to the parties until a related Statement of Work is executed and the first Statement of Work executed under the MSA was the Business End User Care SOW.  Under the MSA, Cingular may terminate the MSA or any Statement of Work, in whole or in part, upon 90 days written notice to StarTek, provided it pays StarTek its actual and direct costs incurred to provide the services ordered by Cingular.  Additionally, either party may cancel the contract upon a material default under the MSA or any Statement of Work thereunder with 30 days written notice.  If StarTek is the party in default, Cingular may cancel any affected Statement of Work without any financial obligation or liability on the part of Cingular.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: December 28, 2006
By:/s/ Steven D. Butler
President and Chief Executive Officer
StarTek, Inc.